Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
CUSTODY AGREEMENT

    THIS AMENDMENT, effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement, dated as of September 14, 2023, as amended (the “Agreement”), is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

    WHEREAS, the parties desire to amend the Agreement to add the following fund and its applicable fee schedule; and
•LionShares U.S. Equity Total Return ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

As of the Effective Date, the Exhibit for LionShares LLC attached hereto is hereby added to the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISOR MANAGED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Exhibit for LionShares LLC
to the
Advisor Managed Portfolios Custody Agreement

Name of ETF Series (Fees Applicable to ETFs)
LionShares S&P U.S. Equity Total Return ETF
Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum where LionShares LLC (the "Adviser") acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund1
$___

Basis Points on Trust AUM1
First $___     ___ bp
Balance     ___ bp

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

1 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
APPENDIX C - Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$___ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$___ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$___ – Option/SWAPS/future contract written, exercised or expired
$___ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$___ – Physical security transaction
$___ – Check disbursement (waived if U.S. Bank is Administrator)
$___ Manual instructions fee. (Additional Per Securities and Cash Transactions)
$___ Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$___ Per Non-USD wire.
$___ Per 3rd party FX settled at U.S. Bank
$___ Monthly charge on zero valued securities (Per ISIN)
$___ Per Proxy Vote cast.
$___ Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$___ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – ___% of gross proceeds, $___ minimum recovery.
No charge for the initial conversion free receipt if fund is converting from another service provider.
$___ per SMA converting into the fund
Overdrafts – charged to the account at prime interest rate plus ___%, unless a line of credit is in place
Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	___
AUSTRALIA	AU	___
BELGIUM	BE	___
CANADA	CA	___
CHILE	CL	___
CZECH REPUBLIC	CZ	___
DENMARK	DK	___
FINLAND	FI	___
FRANCE	FR	___
GERMANY	DE	___
GREECE	GG	___
HOLLAND	NL	___
HONG KONG	HK	___
HUNGARY	HU	___
ISRAEL	IL	___
ITALY	IT	___
JAPAN	JP	___
LUXEMBOURG	LU	___
MEXICO	MX	___
NEWZEALAND	NZ	___
NORWAY	NO	___
PERU	PE	___
POLAND	PL	___
PORTUGAL	PT	___
ROMANIA	RO	___
RUSSIA	RU	___
SINGAPORE	SG	___
SLOVAK REPUBLIC	SK	___
SLOVENIA	SI	___
SPAIN	ES	___
SOUTH-AFRICA	ZA	___
SWEDEN	SE	___
SWITZERLAND	CH	___
THAILAND	TH	___
UNITED KINGDOM	GB	___

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $___ per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
Global Filing: $___ per annum
U.S. Domestic Filing: $___ per annum (Only ADRs)
3rd Party Tax Service Provider: $___ per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	___	___	Hong Kong	___	___	Poland	___	___
Australia	___	___	Hungary	___	___	Portugal	___	___
Austria	___	___	Iceland	___	___	Qatar	___	___
Bahrain	___	___	India	___	___	Romania	___	___
Bangladesh	___	___	Indonesia	___	___	Russia	___	___
Belgium	___	___	Ireland	___	___	Saudi Arabia	___	___
Bermuda	___	___	Israel	___	___	Serbia	___	___
Botswana	___	___	Italy	___	___	Singapore	___	___
Brazil	___	___	Japan	___	___	Slovakia	___	___
Bulgaria	___	___	Jordan	___	___	Slovenia	___	___
Canada	___	___	Kenya	___	___	South Africa	___	___
Chile	___	___	Kuwait	___	___	South Korea	___	___
China Connect	___	___	Latvia	___	___	Spain	___	___
China (B Shares)	___	___	Lithuania	___	___	Sri Lanka	___	___
Colombia	___	___	Luxembourg	___	___	Sweden	___	___
Costa Rica	___	___	Malaysia	___	___	Switzerland	___	___
Croatia	___	___	Malta	___	___	Taiwan	___	___
Cyprus	___	___	Mauritius	___	___	Tanzania	___	___
Czech Republic	___	___	Mexico	___	___	Thailand	___	___
Denmark	___	___	Morocco	___	___	Tunisia	___	___
Egypt	___	___	Namibia	___	___	Turkey	___	___
Estonia	___	___	Netherlands	___	___	UAE	___	___
Euroclear (Eurobonds)	___	___	New Zealand	___	___	Uganda	___	___
Euroclear (Non-Eurobonds)	___	___	Nigeria	___	___	Ukraine	___	___
Finland	___	___	Norway	___	___	United Kingdom	___	___
France	___	___	Oman	___	___	Uruguay	___	___
Germany	___	___	Pakistan	___	___	Vietnam	___	___
Ghana	___	___	Panama	___	___	West African Economic Monetary Union (WAEMU)*	___	___
Greece	___	___	Peru	___	___	Zambia	___	___
			Philippines	___	___	Zimbabwe	___	___
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

SIGNATURE ON NEXT PAGE

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
The Adviser’s signature below is an acknowledgment of the above fee schedule.

LionShares LLC

By:
Name:
Title:
Date: